UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2002

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-11098	94-2447045
(Commission File Number)	(IRS Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address of principal executive offices including zip code)

408-957-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

On January 23, 2002, the Registrant issued a press release regarding long-time senior executive and corporate officer Susan Wang's intention to retire after 18 years with the company. The press release in its entirety can be seen in the attached exhibit.
Media Contacts: Kevin Whalen Solectron Corporation (408) 956-6854 (U.S.) kevinwhalen@ca.slr.com	Analysts Contacts: Thomas Alsborg Solectron Corporation (408) 956 6614 (U.S.) thomasalsborg@ca.slr.com

ITEM 7. EXHIBITS

Exhibit 99.1

a.) The press release dated January 23, 2002 regarding the retirement of Susan Wang.

SOLECTRON CORPORATION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLECTRON CORPORATION (Registrant)

By:	/s/ Kiran Patel

Kiran Patel
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)